Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 5.82 Million Tokens, and Total Crypto and Total Cash Holdings of $11.4 Billion

Bitmine owns 4.8% of the total ETH coin supply of 120.7 million

Bitmine is 96% of the way to the ‘Alchemy of 5%’ in just 14 months

In July, ETH outperformed Nasdaq 100 by 2,500 basis points, the largest since July 2025, reflective of the strengthening fundamentals of crypto

Bitmine repurchased 1.7 million shares of common stock in the past week, and has repurchased over 20.8 million shares cumulatively since July 2026 under its previously announced $4 billion share repurchase program

Bitmine was added to the Russell 1000 Large-cap index on June 26, 2026

Bitmine’s Series A Preferred Stock is trading on the NYSE under the symbol BMNP

Bitmine has 5,067,309 staked ETH, representing $9.6 billion at $1,893 per ETH. MAVAN (Made in America VAlidator Network) is a premier Ethereum staking destination for BMNR and institutional investors

Bitmine owns $73 million of Eightco (NASDAQ: ORBS), now one of the only publicly listed equities in the world to provide investors indirect exposure to OpenAI

Bitmine Crypto + Total Cash Holdings & Marketable Securities + “Moonshots” total $11.4 billion, including 5.82 million ETH tokens, total cash & marketable securities of $78 million, and other crypto holdings

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, August 17, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash & marketable securities + “moonshots” holdings totaling $11.4 billion.

As of August 16, 2026 at 9:30pm ET, the Company’s crypto holdings are comprised of 5,815,164 ETH at $1,893 per ETH (per Coinbase (NASDAQ: COIN)), 210 Bitcoin (BTC), $180 million stake in Beast Industries, $73 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash & marketable securities of $78 million. Bitmine’s ETH holdings are 4.8% of the ETH supply (of 120.7 million ETH).

“We are encouraged to see the ETH/BTC ratio at 0.02994 and rising. This ratio has moved above the long-term downtrend in place over the last few years and is a sign, in our view, that markets are beginning to see materialization of tokenization and agentic-AI applications, which should benefit Ethereum,” stated Thomas “Tom” Lee, Chairman of Bitmine. “We expect easing financial conditions to be a tailwind for crypto.”

BITMINE · BMNR

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ETH/BTC ratio: Moving above a 1-yr downtrend

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XET-XBT Cross Rate - Last Price 0.02998
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XETXBT Curncy (XET-XBT Cross Rate) ETH/BTC YTD vBMNR Daily 16AUG2025-16AUG2026 Copyright© 2026 Bloomberg Finance L.P. 16-Aug-2026 22:02:13

Souce: Bloomberg and Fundstrat

Illustrative | For Discussion Purposes

“This ETH/BTC ratio has moved up during crypto bull cycles, driven by increasing use of Ethereum relative to bitcoin. These prior cycles were fueled by ICOs (2017-2018), NFTs (2020-2021), and stablecoins (2025). In this upcoming crypto cycle, we see the ETH/BTC ratio rising, driven by Wall Street tokenizing on the blockchain and by agentic-AI using blockchains,” continued Lee.

“We continue to view Bitmine’s common shares as undervalued and the Company repurchased 1.7 million shares during the past week, bringing total common equity repurchases to over 20.8 million common shares since the start of July. This buyback remains the largest ever executed by any Ethereum, Bitcoin or crypto DAT (Digital Asset Treasury),” continued Lee. Since July 1, 2026, Bitmine has repurchased 20.8 million shares of common stock under the previously authorized $4 billion share repurchase program.

“Over the past week, we acquired 9,926 ETH. Bitmine has bought ETH every week since the inception of the ETH Treasury Strategy on June 30, 2025 about 14 months ago,” stated Lee.

On July 16, 2026, Bitmine released the latest Chairman’s Message (link here) for July 2026. The title of the Message is “ETH is the cure for the Uncanny Valley of Wealth.”

Earlier in 2026, Bitmine launched MAVAN (the Made in America VAlidator Network), the institutional-grade staking platform. While MAVAN was originally developed to support Bitmine’s own Ethereum treasury, MAVAN intends to expand to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure. A portion of Bitmine’s ETH is already staked on the MAVAN platform.

As of August 16, 2026, Bitmine total staked ETH stands at 5,067,309 ($9.6 billion at $1,893 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the projected ETH staking reward is $287 million on an annualized basis (using 2.61% 7-day BMNR yield),” stated Lee.

BITMINE · BMNR

STAKING: BMNR now staking over 5 million ETH as of Aug 16, 2026

ETH Staked Over Time (Million)
0.41 0.66 1.26 1.84 2.01 2.90 2.90 3.04 3.04 3.04 3.04 3.04 3.14 3.14 3.33 3.33 3.33 3.70 4.36 4.71 4.71 4.71 4.72 4.72 4.72 4.72 4.88 4.88 4.92 4.92 4.92 4.92 5.07 5.07
5.82
6.03
Fully staked
96%
84%
Annualized Staking Revenue by Week ($ Million)
34 59 110 166 160 189 202 176 171 172 174 187 184 177 196 212 221 264 297 319 289 276 258 230 219 223 211 235 242 247 254 247 257 250
$287
$298
Fully staked
96%
84%
12/28 1/4 1/11 1/19 1/25 2/1 2/8 2/15 2/22 3/1 3/8 3/15 3/22 3/29 4/5 4/12 4/19 4/26 5/3 5/10 5/17 5/25 5/31 6/7 6/14 6/21 6/28 7/5 7/12 7/19 7/26 8/2 8/9 8/16 8/16*
Alchemy

Source: BitMine, Stats are calculated based on BMNR weekly press release.

“Annualized staking revenues are now projected at $250 million. And this 5.1 million ETH is 87% of the 5.82 million ETH held by Bitmine. Bitmine’s own staking operations generated a 7-day yield of 2.61% (annualized),” continued Lee.

Bitmine’s crypto holdings reign as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which reportedly owns 840,447 BTC valued at approximately $58 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine management believes the GENIUS Act and the Securities and Exchange Commission’s (SEC) Project Crypto are as transformational to financial services in 2026 as the US action on August 15, 1971, which ended the Bretton Woods system and took the U.S. dollar off the gold standard 55 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here:

https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine Immersion Technologies, Inc. (NYSE: BMNR), and its subsidiaries (“Bitmine” or the “Company”), is a blockchain technology infrastructure company operating across institutional digital asset staking and validation services, bitcoin mining, and strategic digital asset management. As the world’s leading Ethereum Treasury company, it implements an innovative digital asset strategy for institutional investors and public market participants. The Company provides institutional-grade staking and validation infrastructure—through which it earns staking rewards and validation income—alongside bitcoin mining activities. Bitmine holds digital assets strategically, generating yield on those holdings to support liquidity and capital formation. Since 2025, the Company has expanded its blockchain infrastructure capabilities, including developing and deploying MAVAN, its institutional staking and validation platform. The Company’s activities further include investments in early-stage blockchain opportunities (“moonshot” investments) and ancillary mining, hosting, and consulting services.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that are not purely historical and can generally be identified by terms such as “expects,” “projects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “forecasts,” “targets,” “goals,” “may,” “will,” “would,” “could,” “should,” “view,” “see,” or similar expressions, or the negative of such terms, or other comparable terminology. This press release specifically contains forward-looking statements regarding, among other things: (i) the Company’s goal of acquiring 5% of the total ETH supply (the “Alchemy of 5%” initiative) and statements regarding its progress toward this goal; (ii) the Company’s digital asset accumulation and treasury strategy, including statements regarding continued weekly ETH acquisitions and the Company’s status as the largest ETH treasury in the world; (iii) the Company’s staking operations, including projected annualized ETH staking rewards of approximately $287 million (assuming Bitmine’s ETH is fully staked by MAVAN and its staking partners at scale), current projected annualized staking revenues of approximately $250 million, and the 7-day yield of 2.61% (annualized); (iv) MAVAN’s intended expansion to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure; (v) the Company’s $4 billion share repurchase program, including statements regarding the execution, size, and potential accretive value of such program; (vi) management’s views regarding the valuation of the Company’s common shares and the characterization of such shares as “undervalued”; (vii) expectations regarding the relationship between ETH performance versus Bitcoin or the Nasdaq 100, including statements that ETH outperformed the Nasdaq 100 by 2,500 basis points in July 2026 as “reflective of the strengthening fundamentals of crypto”; (viii) management’s expectation that easing financial conditions will be “a tailwind for crypto”; (ix) statements and expectations regarding the ETH/BTC ratio, including that markets are “beginning to see materialization of tokenization and agentic-AI applications, which should benefit Ethereum,” and that the ETH/BTC ratio will rise in the upcoming crypto cycle driven by Wall Street tokenization and agentic-AI using blockchains; (x) management’s belief that the GENIUS Act and SEC Project Crypto are “as transformational to financial services” as the end of the Bretton Woods system in 1971; (xi) statements regarding the Company’s investment in Eightco Holdings (NASDAQ: ORBS) as providing indirect exposure to OpenAI; and (xii) the future growth, advancement, and strategic direction of the Company’s Ethereum treasury strategy, blockchain infrastructure capabilities, and MAVAN staking platform.

These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause or contribute to such differences include, but are not limited to: the extreme volatility and unpredictability of digital asset prices, including ETH and Bitcoin, and the speculative nature of digital asset investments; changes in market conditions affecting the trading price of the Company’s common stock and Series A Preferred Stock; the Company’s ability to successfully execute its digital asset acquisition strategy and achieve its ETH accumulation targets, including the “Alchemy of 5%” goal; the Company’s ability to finance its business operations, Ethereum treasury operations, MAVAN expansion, and share repurchase activities; operational, security, and technological risks associated with the Company’s staking and validation operations, including network failures, slashing events, cybersecurity breaches, and protocol changes; competition in the digital asset treasury, staking, and mining industries; the Company’s dependence on key personnel, including executive leadership; regulatory developments affecting digital assets, blockchain technology, and staking activities in the United States and globally, including the ultimate enactment, implementation, and interpretation of the GENIUS Act and other pending legislation and regulatory initiatives; actions by the SEC, CFTC, and other regulatory bodies affecting digital assets and related businesses; risks related to the Company’s investments in early-stage blockchain opportunities (“moonshot” investments), including the investment in Eightco Holdings and any indirect exposure to OpenAI; macroeconomic factors, including inflation, interest rates, Federal Reserve monetary policy, labor market conditions, and general economic conditions affecting investor sentiment toward digital assets; the accuracy of management’s expectations regarding the ETH/BTC ratio and the impact of tokenization and agentic-AI applications on Ethereum; the unpredictability of cryptocurrency market cycles and the accuracy of expectations regarding future crypto cycles; changes to the Ethereum protocol, including staking mechanics, validator requirements, and reward structures; risks related to AI systems and their potential impact on cryptocurrency markets and blockchain technology; the performance of third-party service providers, exchanges, custodians, and staking partners; risks related to the concentration of the Company’s assets in digital currencies, particularly Ethereum; and the other risk factors described in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are based on information available to management as of the date of this release and reflect management’s current expectations, estimates, forecasts, projections, views, and beliefs concerning future events and circumstances. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including those described above and in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on November 21, 2025, the Company’s Quarterly Reports on Form 10-Q, and the Company’s other filings with the SEC, as amended or updated from time to time. Copies of these filings are available on the SEC’s website at www.sec.gov and on the Company’s website at https://Bitminetech.io/investor-relations/. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Bitmine expressly disclaims any obligation or undertaking to update, revise, or supplement any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statements are based, except as required by applicable law or regulation.

SOURCE Bitmine Immersion Technologies, Inc.

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Marcy Simon

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